     As filed with the Securities and Exchange Commission on June 9, 2000

                                               Registration No. 333-____________
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               VALUECLICK, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 77-0495335
      (State or other jurisdiction          (IRS Employer Identification No.)
   of incorporation or organization)

                                  6450 VIA REAL
                          CARPINTERIA, CALIFORNIA 93013
               (Address of principal executive offices) (Zip Code)

                                 ---------------

                             1999 STOCK OPTION PLAN
                            (Full title of the Plans)

                                 ---------------
                                 JAMES R. ZARLEY
                             CHIEF EXECUTIVE OFFICER
                                VALUECLICK, INC.
                                  6450 VIA REAL
                          CARPINTERIA, CALIFORNIA 93013
                     (Name and address of agent for service)

                                 (805) 684-6060
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed             Proposed
    Title of Securities to be            Amount to be      Maximum Offering    Maximum Aggregate       Amount of
            Registered                   Registered(1)     Price per Share       Offering Price     Registration Fee
    -------------------------            -------------     ----------------    -----------------    ----------------
    1999 Stock Option Plan
    ----------------------
    Common Stock, $0.001 par value     4,000,000 shares      $10.90625 (2)       $43,625,000 (2)        $11,517.00

====================================================================================================================

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on June 1, 2000, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  ValueClick, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act") filed with the SEC on March 31, 2000, in connection with the Registrant's Registration Statement No. 333-88765 on Form S-1, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999;

(b) The Registrant's Registration Statement on Form 8-A12G filed with the SEC on March 28, 2000, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

(c) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on May 15, 2000 for the quarterly period ended March 31, 2000.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

                  Article VII, Section I of the Bylaws of the Registrant provides that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

                  As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article VIII of the Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

                  The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses). The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant a statement or statements that reasonably evidences such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

                  The Registrant has purchased directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER        EXHIBIT
        4             Instruments   Defining  the  Rights  of   Stockholders.
                      Reference  is  made  to  Registrant's Registration
                      Statement No. 000-30135 on Form 8-A12G,  together with
                      any exhibits thereto, which are incorporated herein by
                      reference pursuant to Item 3(c) to this Registration
                      Statement.
        5.1           Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of PricewaterhouseCoopers LLP, Independent
                      Public Accountants.
       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained
                      in Exhibit 5.1.
       24             Power of Attorney.  Reference is made to the Signature
                      Page of this Registration Statement.
       99.1           1999 Stock Option Plan.
       99.2           Amendment to 1999 Stock Option Plan.
       99.3           Form of Incentive Stock Option Agreement.
       99.4           Form of Nonstatutory Stock Option Agreement.
       99.5           Form of Option Exercise Notice.
       99.6           Form of Buy-Sell Agreement.

Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Option Plan granted to certain individuals.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California on this 31st day of May 2000.

                                                 VALUECLICK, INC.

                                                 By: /s/ JAMES ZARLEY
                                                     -------------------------
                                                     James R. Zarley
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of ValueClick, Inc., a Delaware corporation, do hereby constitute and appoint James R. Zarley and Kurt A. Johnson and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                      TITLE                                    DATE
-------------------------------------      -------------------------------------------      ------------------------

/s/ JAMES ZARLEY                           Chairman of the Board and Chief                         May 31, 2000
-------------------------------------      Executive Officer
James R. Zarley


/s/ EARLE MALM                             Director, President and Chief Operating                 May 31, 2000
-------------------------------------      Officer
Earle A. Malm II


/s/ BRIAN CORYAT                           Founder and Vice Chairman                               May 31, 2000
-------------------------------------
Brian Coryat


               SIGNATURE                                      TITLE                                    DATE
-------------------------------------      -------------------------------------------      ------------------------

/s/ KURT JOHNSON                           Chief Financial Officer (Principal                      May 16, 2000
-------------------------------------      Financial and Accounting Officer)
Kurt A. Johnson


/s/ DAVID BUZBY                            Director                                                May 26, 2000
-------------------------------------
David S. Buzby


/s/ ROBERT LEPPO                           Director                                                May 24, 2000
-------------------------------------
Robert D. Leppo


/s/ MARTIN HART                            Director                                                May 24, 2000
-------------------------------------
Martin Hart


/s/ STEVEN UMBERGER                        Director                                                June 1, 2000
-------------------------------------
Steven J. Umberger


/s/ JEFFREY EPSTEIN                        Director                                                May 25, 2000
-------------------------------------
Jeffrey E. Epstein


/s/ BARRY SALZMAN                          Director                                                June 2, 2000
-------------------------------------
Barry Salzman

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                VALUECLICK, INC.

                                  EXHIBIT INDEX

EXHIBIT NUMBER        EXHIBIT
        4             Instruments   Defining  the  Rights  of   Stockholders.
                      Reference  is  made  to  Registrant's Registration
                      Statement No. 000-30135 on Form 8-A12G,  together with
                      any exhibits thereto, which are incorporated herein by
                      reference pursuant to Item 3(c) to this Registration
                      Statement.
        5.1           Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of PricewaterhouseCoopers LLP, Independent
                      Public Accountants.
       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained
                      in Exhibit 5.1.
       24             Power of Attorney.  Reference is made to the Signature
                      Page of this Registration Statement.
       99.1           1999 Stock Option Plan.
       99.2           Amendment to 1999 Stock Option Plan.
       99.3           Form of Incentive Stock Option Agreement.
       99.4           Form of Nonstatutory Stock Option Agreement.
       99.5           Form of Option Exercise Notice.
       99.6           Form of Buy-Sell Agreement.